UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

AMERICAN SIERRA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52927	98-0528416
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9555 SW Allen Blvd., #36, Beaverton, Oregon	97005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 287-9593

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

As of November 14, 2013, American Sierra Gold Corp. (the “Company”), acquired 85.5% of the issued and outstanding shares of common stock of Medinah Gold, Inc. (“Medinah”).

The Company issued 54,639,945 shares of its common stock to 17 shareholders of Medinah, on a one for one basis, for 54,639,945 shares of Medinah (the “Exchange”). Medinah’s operations are now the core business of the Company.  Giving effect to the Exchange, 17 shareholders previously owning 85.5% of the shares of Medinah now own approximately 77% of total shares outstanding of the Company.

Item 3.02                      Unregistered Sales of Equity Securities

In addition to the above disclosure under Item 2.01, as of the date set forth above, the Company issued a total of 54,639,945 shares of its common stock to 17 shareholders of Medinah on a one-for-one basis in connection with the Exchange (defined above).  The stock issuances are exempt from registration under Section 4 (2) of the Securities Act of 1933 (the “Securities Act”) and Regulation S and Rule 506 of Regulation D promulgated under the Securities Act.  Following the Exchange, the Company now has 71,031,685 shares of common stock issued and outstanding.

Item 5.01                      Changes in Control of Registrant

In connection with the Exchange disclosed above, approximately 77% of the outstanding shares of common stock of the Company are now held by 17 previous shareholders of Medinah. The Board of Directors approved the Exchange offer on July 25, 2013.

SIGNATURES

Pursuant to the requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN SIERRA GOLD CORP.

Date: 11/14/13	By:	/s/ Larry Regis
Name: Larry Regis
Title: Principal Executive Officer